  As filed with the Securities and Exchange Commission on September 27, 2000

                                                Registration No. 333-43142
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-1
                            REGISTRATION STATEMENT

                                  UNDER
                          THE SECURITIES ACT OF 1933
                                ---------------
              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
              (Exact name of registrant as specified in charter)
                                ---------------

                         Wireless HOLDRS SM Trust
                               yet-to-be formed
                     [Issuer with respect to the receipts]

             Delaware                            6211                   13-5674085
   (State or other jurisdiction      (Primary Standard Industrial    (I.R.S. Employer
 of incorporation or organization)   Classification Code Number)  Identification Number)

                                ---------------
                               250 Vesey Street
                           New York, New York 10281

                              (212) 449-1000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                                ---------------

                                Copies to:

              Andrea L. Dulberg, Esq.                    Andrew B. Janszky
                Corporate Secretary                     Shearman & Sterling
 Merrill Lynch, Pierce, Fenner & Smith Incorporated     599 Lexington Avenue
                  250 Vesey Street                    New York, New York 10022
              New York, New York 10281                     (212) 848-4000
                   (212) 449-1000
 (Name, address, including zip code, and telephone
                      number,
     including area code, of agent for service)

         Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
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
 Title of Each Class of                    Proposed Maximum   Proposed Maximum
    Securities to Be       Amount to Be     Offering Price   Aggregate Offering       Amount of
       Registered           Registered      Per Receipt(1)        Price(1)      Registration Fee(2)(3)
------------------------------------------------------------------------------------------------------
Wireless HOLDRS.........   1,000,000,000         $100           $799,300,000           $211,016
                             receipts

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(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act, 7,000,000 receipts are estimated to be offered in the initial offering at $100 per receipt and 993,000,000 receipts are estimated to be offered continuously after the initial offering at $0.10 per receipt.
(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.

(3) Merrill Lynch, Pierce, Fenner & Smith Incorporated previously paid on August 4, 2000 $2,640 of this Registration Fee.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We     +
+have filed a registration statement relating to these receipts with the       +
+Securities and Exchange Commission. We cannot sell these receipts until the + +registration statement becomes effective. This prospectus is not an offer to + +sell these receipts and we are not soliciting offers to buy these receipts in +
+any state where such offer or sale is not permitted.                          +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                             Subject to Completion

PROSPECTUS    Preliminary Prospectus dated September 27, 2000
------------

                                [LOGO OF HOLDRS]

                     1,000,000,000 Depositary Receipts

                         Wireless HOLDRS SM Trust

    The Wireless HOLDRSSM Trust will issue Depositary Receipts called Wireless HOLDRSSM representing your undivided beneficial ownership in the common stock or American depositary shares of a group of specified companies that are involved in various segments of the wireless telecommunications industry. The Bank of New York will be the trustee. You only may acquire, hold or transfer Wireless HOLDRS in a round-lot amount of 100 Wireless HOLDRS or round-lot multiples. Wireless HOLDRS are separate from the underlying deposited common stocks or American depositary shares that are represented by the Wireless HOLDRS. For a list of the names and the number of shares of the companies that make up a Wireless HOLDR, see "Highlights of Wireless HOLDRS--The Wireless HOLDRS" starting on page 10. The trust will issue the additional Wireless HOLDRS on a continuous basis.

    Investing in Wireless HOLDRS involves significant risks. See "Risk factors" starting on page 4.

    The initial public offering price for a round-lot of 100 Wireless HOLDRS will equal the sum of the closing market price on the primary U.S. trading market on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

    Wireless HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

    Before this issuance, there has been no public market for Wireless HOLDRS. Application has been made to list the Wireless HOLDRS on the American Stock Exchange under the symbol "WMH".

                                  -----------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                   Initial Price Underwriting
                                                    to Public*       Fee
                                                   ------------- ------------
     Per Wireless HOLDR...........................                    2%

    ------
    *  Includes underwriting fee.

    For purchases of Wireless HOLDRS in excess of      Wireless HOLDRS, the
underwriting fee will be   %.

                                  -----------

                              Merrill Lynch & Co.

Robert W. Baird & Co.   A.G. Edwards & Sons, Inc.  First Union Securities, Inc.
Legg Mason Wood Walker                            Morgan Keegan & Company, Inc.
   Incorporated

Raymond James & Associates, Inc.
                           Sutro & Co. Incorporated

                                             Tucker Anthony Capital Markets

                   The date of this prospectus is     , 2000.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill
                               Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   4
Highlights of Wireless HOLDRS..............................................  10
The Trust..................................................................  17
Description of Wireless HOLDRS.............................................  17
Description of the Underlying Securities...................................  18
Description of the Depositary Trust Agreement..............................  20
Federal Income Tax Consequences............................................  23
ERISA Considerations.......................................................  26
Plan of Distribution.......................................................  26
Legal Matters..............................................................  27
Where You Can Find More Information........................................  27

                                ---------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about Wireless HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell Wireless HOLDRS in any jurisdiction where the offer or sale is not permitted.

      The Wireless HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "Federal Income Tax Consequences-Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the Wireless HOLDRS or of the underlying securities through an investment in the Wireless HOLDRS.

                                    SUMMARY

      The Wireless HOLDRS Trust will be formed under the depositary trust
agreement, dated as of      , 2000 among The Bank of New York, as trustee,
Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Wireless HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

      The trust will hold shares of common stock or American depositary shares issued by 20 specified companies generally considered to be involved in various segments of the wireless telecommunications industry. The number of shares of each company's common stock or American depositary shares held by the trust with respect to each round-lot of Wireless HOLDRS is specified under "Highlights of Wireless HOLDRS--The Wireless HOLDRS." This group of common stocks or American depositary shares are collectively referred to in this prospectus as the securities or the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change. Under no circumstances will a new company be added to the group of issuers of underlying securities.

      The trust will issue Wireless HOLDRS that represent your undivided beneficial ownership interest in the securities held by the trust on your behalf. The Wireless HOLDRS are separate from the underlying securities that are represented by the Wireless HOLDRS.

                                  RISK FACTORS

      An investment in Wireless HOLDRS involves risks similar to investing in each of the underlying securities outside of the Wireless HOLDRS, including the risks associated with concentrated investments in wireless telecommunications companies.

General Risk Factors

     . Loss of investment. Because the value of Wireless HOLDRS directly relates to the value of the underlying securities, you may lose a substantial portion of your investment in the Wireless HOLDRS if the underlying securities decline in value.

     . Discount trading price. Wireless HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     . Not necessarily representative of the wireless telecommunications industry. While the underlying securities are securities of companies generally considered to be involved in various aspects of the wireless telecommunications industry, the underlying securities and the Wireless HOLDRS may not necessarily follow the price movements of the entire wireless telecommunications industry generally. If the underlying securities decline in value, your investment in the Wireless HOLDRS will decline in value even if the securities prices of companies in the wireless telecommunications industry generally increase in value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in the wireless telecommunications industry. In this case, the Wireless HOLDRS may no longer consist of securities issued only by companies involved in the wireless telecommunications industry.

     . No investigation of underlying securities. The underlying securities included in the Wireless HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of securities in the wireless telecommunications industry, without regard for the value, price performance, volatility or investment merit of the underlying securities. Consequently, the Wireless HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     . Loss of diversification. As a result of industry developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, Wireless HOLDRS may not necessarily continue to be a diversified investment in the wireless telecommunications industry. As a result of market fluctuation and/or reconstitution events, Wireless HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your Wireless HOLDRS and receive delivery of each of the underlying securities. The cancellation of your Wireless HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of Wireless HOLDRS will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in Wireless HOLDRS on the American Stock Exchange may be halted if trading in one or more of the underlying securities is halted. Trading in Wireless HOLDRS may be halted even if trading continues in some or all of the underlying securities. If trading is halted in the Wireless HOLDRS, you will not be able to trade Wireless HOLDRS and you will only be able to trade the underlying securities if you cancel your Wireless HOLDRS and receive each of the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose securities are held in the trust falls below nine, the American Stock Exchange may consider delisting the Wireless HOLDRS. If the Wireless HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the Wireless HOLDRS are listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Wireless HOLDRS are delisted.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for its own account. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, will purchase, in the secondary market, the underlying securities that will be deposited into the trust. Merrill Lynch may make these purchases before the deposit into the trust, or it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed. In either event, the purchases of the underlying securities will be made at various prices. As the initial offering price for the Wireless HOLDRS will be based on the closing market price of each of the underlying securities on the pricing date, Merrill Lynch may recognize a gain on its purchases of the underlying securities. Specifically, if the closing market price for the underlying securities on the pricing date is higher than the price at which Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, purchases the underlying securities then it will recognize a gain in connection with such purchases. Merrill Lynch may recognize this gain on any of the underlying securities that comprise the Wireless HOLDRS or on all of the underlying securities in the aggregate. The potential profit of Merrill Lynch also is affected by any hedging activities that it may engage in while it purchases the underlying securities in the secondary market for deposit into the trust. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the Wireless HOLDRS, the selection of the wireless telecommunications industry, Merrill Lynch's activity in the secondary market in the underlying securities, and the creation and cancellation of Wireless HOLDRS by Merrill Lynch.

     . Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may temporarily increase the market price of the deposited shares, which will result in a higher initial offering price for the Wireless HOLDRS. Large volumes of purchasing activity, which may occur in connection with the issuance of Wireless HOLDRS, particularly in connection with the initial issuance of Wireless HOLDRS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Temporary increases in the market price of the underlying securities may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from increases in the market price of the underlying securities that may occur as a result of the increased purchasing activity in the underlying securities resulting from the issuance of the Wireless HOLDRS. Consequently, prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of Wireless HOLDRS will also decline.

Risk Factors Specific to Companies Involved in the Wireless Telecommunications Industry

     . The stock prices of companies involved in wireless telecommunications have been and are likely to continue to be volatile, which will directly affect the price volatility of the Wireless HOLDRS, and you could lose all or part of your investment. The trading prices of the securities of wireless telecommunications companies have been and are likely to be volatile and may be subject to wide fluctuations in response to a variety of factors, including the following:

            . actual or anticipated fluctuations in the company's quarterly or annual operating results;

            . announcements of technological innovations or new services by wireless telecommunications companies or their competitors;

            . announcements by wireless telecommunications companies or their competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

            . failure to integrate or realize projected benefits from acquisitions; and

            .   changes in government regulations.

            . Other broad market and industry factors may decrease the stock price of wireless telecommunications companies' stocks, regardless of their operating results. Market fluctuations, as well as general political and economic conditions, such as recession or interest rate or currency rate fluctuations, also may decrease the market price of wireless telecommunications companies' stocks.

     . The wireless telecommunications industry is extremely competitive, and a wireless telecommunications company's failure to establish its wireless network and its customer base will adversely affect its operating results. The competition among wireless telecommunications companies to build and develop wireless telecommunications networks, form alliances with telecommunications and Internet service providers and establish and maintain a customer base is significant. Customer loyalty can be easily influenced by a competitor's new offerings, especially those offerings which provide cost savings or expanded network geographic coverage areas. Many wireless telecommunications companies face significant competition from other companies in the telecommunications and technology industries, including traditional telecommunications companies, some of which have greater market share and financial resources. These companies may be better positioned to finance research and development activities, provide a wider range of products and services over a greater geographic area and may have greater resources with which to purchase additional licenses and radio frequency, acquire other companies in the industry and reduce prices to gain market share.

     . Changes in the regulatory environments in which wireless telecommunications companies operate could affect their ability to offer products and services. The licensing, construction, ownership and operation of wireless communications systems, the grant, maintenance and renewal of applicable licenses and radio frequency allocations and the rates charged to customers are all subject to significant regulation. Delays in receiving required regulatory approvals and licenses or the enactment of new and adverse regulatory requirements may adversely affect the ability of wireless telecommunications companies to continue to offer existing and new products and services. In addition, legislative, judicial and regulatory agency actions could negatively affect the ability of many wireless telecommunications companies to maintain required licenses or renew licenses upon their expiration.

     . If wireless telecommunications companies do not anticipate and respond to the rapid technological changes in the industry, they could lose customer or market share. The wireless telecommunications industry is experiencing significant technological change, as evidenced by the introduction of new products and services and increased availability of transmission capacity, changes in consumer requirements and preferences and the utilization of Internet-based technologies for voice and data transmission. Wireless telecommunications companies must be able to successfully predict which of the many possible networks, products and services will be important to finance, establish and maintain. The cost of establishing networks and implementing new technologies is significant, and there can be no assurance that a telecommunications company will select appropriate technology and equipment or that it will obtain appropriate new technology on a timely basis or on satisfactory terms. The failure to obtain effective technology and equipment may adversely affect a wireless telecommunications company's ability to offer competitive products and services and the viability of its operations.

     . Inability to manage rapid growth could adversely affect financial reporting, customer service and revenues. Many wireless telecommunications companies are rapidly expanding their networks and operations. This expansion has placed and will continue to place significant demands on their operating, financial control and billing systems, customer support, sales and marketing and administrative resources and network infrastructure. This growth will require many telecommunications companies to enhance management, financial and information systems and to effectively develop and train their employee base.

     . Some of the companies involved in the wireless telecommunications industry are also engaged in other lines of business unrelated to the wireless business, and they may experience problems with these lines of business which could adversely affect their operating results. Some of the companies which comprise the Wireless HOLDRS are engaged in multiple lines of business, including operating as local and long-distance telephone providers, Internet service providers and manufacturing new technologies. These additional lines of business may present additional risks not mentioned in this prospectus. The operating results of these wireless telecommunications companies may fluctuate as a result of these additional risks and events in the other lines of business. In addition, changes in technology and telecommunications regulation may expose wireless telecommunications companies to business risks with which it has less experience than it has with the business risks associated with its traditional businesses. Despite a company's possible success in wireless telecommunications industry, there can be no assurance that the other lines of business in which these companies are engaged will not have an adverse effect on a company's business or financial condition.

     . The international operations of some domestic and foreign wireless telecommunications companies expose them to risks associated with instability and changes in economic and political conditions, foreign currency fluctuations, changes in foreign regulations and other risks inherent to international business. Some domestic and foreign companies included in the Wireless HOLDRS have international operations or investments which are essential parts of their business. The risks of international business that the companies are exposed to include the following:

            .   general economic, social and political conditions;

            . the difficulty of enforcing intellectual property rights, agreements and collecting receivables through foreign legal systems;

            . differing tax rates, tariffs, exchange controls or other similar restrictions;

            .   currency fluctuations; and

            . changes in, and compliance with, domestic and foreign laws and regulations, particularly those which affect telecommunications carriers and service providers, which impose a range of restrictions on operations, trade practices, foreign trade and international investment decisions.

     . Many wireless telecommunications companies are dependent on their ability to continue to attract and retain highly-skilled technical and managerial personnel to develop and generate their business. Many wireless telecommunications companies are highly dependent on the experience, abilities and continued services of key executive officers and key technical personnel. If these companies lose the services of any of these officers or key technical personnel, their future success could be undermined. Competition for personnel is intense. There is no certainty that any of these wireless telecommunications companies will be able to continue to attract and retain qualified personnel.

     . It may be impossible to initiate legal proceedings or enforce judgments against some of the companies included in the Wireless HOLDRS. Some of the companies included in the Wireless HOLDRS were incorporated under the laws of a jurisdiction other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be impossible to effect service of process within the United States on some of the companies included in the Wireless HOLDRS or enforce judgments made against them in courts in the United States based on civil liability provisions of the securities laws of the United States. In addition, judgments obtained in the United States, especially those awarding punitive damages, may not be enforceable in foreign countries.

     . Potential voting impediments may exist with respect to the ownership of some of the underlying securities included in the Wireless HOLDRS. Holders of American depositary shares, including those included in the Wireless HOLDRS, may only exercise voting rights with respect to the securities represented by American depositary shares in accordance with the provisions of deposit agreements entered into in connection with the issuance of the American depositary shares. These deposit agreements may not permit holders of American depositary shares to exercise voting rights that attach to the securities underlying the American depositary shares without the issuer first instructing the depositary to send voting information to the holder of the American depositary share. Also, holders of American depositary shares may not exercise voting rights unless they take a variety of steps, which include registration in the share registry of the company that has issued the securities underlying the American depositary shares. The cumulative effect of these steps may make it impractical for holders of American depositary shares to exercise the voting rights attached to the underlying securities.

     . Two companies currently included in the Wireless HOLDRS, AT&T Corp.--AT&T Wireless Group and Sprint Corporation--PCS Group, are tracking stocks and are therefore subject to additional risks relating to an investment in tracking stocks. The risks associated with tracking stocks include the following:

            . stockholders of a tracking stock remain invested in the entire company issuing the tracking stock, even though the tracking stock reflects the operating performance of a specific division of the company's operations. Therefore, the performance and financial results of the non-wireless operations of AT&T and Sprint could negatively affect the market price of the AT&T Wireless Group and the PCS Group tracking stocks and the Wireless HOLDRS.

            . the voting power of stockholders of tracking stocks is limited to that of a common stockholder of the company issuing the tracking stock. As a result, where the interests of the holders of tracking stocks differ from those of the holders of other classes of stock, decisions may be made that may not be in the best interests of the stockholders of the tracking stock. For example, as it is not a stand-alone entity, it would be impossible to merge with or acquire the division represented by a tracking stock without management consent and, as a result, stockholders of tracking stock would not be able to obtain a premium over the market price of the tracking stocks that may have been obtained through a tender offer or proxy contest;

            . AT&T has the option to convert AT&T Wireless Group tracking stock into AT&T common stock and Sprint has the option to convert PCS Group tracking stock into FON Group tracking stock. It is possible that the consideration received as a result of any conversion may be lower than the market price at the time of the deposit into the Wireless HOLDRS and that the security received in exchange may not reflect the economic performance of a wireless business; and

            . in the event of a dissolution of either AT&T or Sprint, the holders of tracking stock will not have preferential rights to the assets of the wireless operations of the respective companies.

                       HIGHLIGHTS OF WIRELESS HOLDRS

      This discussion highlights information regarding Wireless HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase Wireless HOLDRS.

Issuer.......................
                               Wireless HOLDRS Trust.

The trust....................
                               The Wireless HOLDRS Trust will be formed under the depositary trust agreement, dated as of
                                    , 2000 among The Bank of New York, as
                               trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, other depositors and the owners of the Wireless HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor............  Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated.

Trustee......................  The Bank of New York, a New York state-
                               chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of Wireless HOLDRS...  Wireless HOLDRS are designed to achieve the following:

                               Diversification. Wireless HOLDRS are designed to allow you to diversify your investment in the wireless telecommunications industry through a single, exchange-listed instrument representing your undivided beneficial ownership of the underlying securities.

                               Flexibility. The beneficial owners of Wireless HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the Wireless HOLDRS, and can cancel their Wireless HOLDRS to receive each of the underlying securities represented by the Wireless HOLDRS.

                               Transaction costs. The expenses associated with trading Wireless HOLDRS are expected to be less than trading each of the underlying securities separately.

Trust assets.................
                               The trust will hold securities issued by specified companies in the wireless telecommunications industry. Except when a reconstitution event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the depositary trust agreement--Reconstitution events." Under no circumstances will the securities of a new company be added to the securities underlying the Wireless HOLDRS.

                               The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The Wireless HOLDRS.....       The trust will issue Wireless HOLDRS that
                               represent your undivided beneficial ownership interest in the shares of U.S.-traded securities held by the trust on your behalf.
                               The Wireless HOLDRS themselves are separate from the underlying securities that are represented by the Wireless HOLDRS.

                               The specific share amounts for each round-lot of 100 Wireless HOLDRS will be determined on the pricing date so that the initial issue price will be approximately $90-$100 per Wireless HOLDR and the initial weightings of each underlying security included in the Wireless HOLDRS approximates the relative market capitalizations of the specified companies (based on the market capitalizations of the underlying securities on the trading day immediately preceding the pricing date), subject to a maximum weight of 10%. For purposes of this preliminary prospectus, the indicative share amounts and the indicative weightings of each underlying security, based on market capitalizations as of September 15, 2000, are set forth in the table below. However, such share amounts and weightings are expected to change during the period between September 15, 2000 and the pricing date.

                               After the pricing date, the share amounts will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.

                               The following chart provides the

                               . names of the 20 issuers of the underlying securities represented by the Wireless HOLDRS,

                               .  stock ticker symbols,

                               . indicative share amounts represented by a round-lot of 100 Wireless HOLDRS as of September 15, 2000,

                               . indicative weightings as of September 15, 2000, and

                               .  principal U.S. market on which the
                                  underlying securities are traded.

                                                   Indicative            Primary U.S.
                                                     Share    Indicative   Trading
                       Name of Company      Ticker  Amounts   Weightings    Market
                       ---------------      ------ ---------- ---------- ------------
                   LM Ericsson Telephone
                    Company*                ERICY      51       9.98%     Nasdaq NMS
                   Nokia Corp.*              NOK       21       9.93%        NYSE
                   AT&T Corp.--AT&T
                    Wireless Group**         AWE       37       9.93%        NYSE
                   Motorola, Inc.            MOT       26       9.89%        NYSE
                   Verizon Communications    VZ        21       9.87%        NYSE
                   Vodafone Group p.l.c.*    VOD       24       9.74%        NYSE
                   Qualcomm Incorporated    QCOM       13       9.36%     Nasdaq NMS
                   Sprint Corporation--PCS
                    Group**                  PCS       16       7.90%        NYSE
                   Nextel Communications,
                    Inc.                    NXTL       13       7.19%     Nasdaq NMS
                   VoiceStream Wireless
                    Corporation             VSTR        4       4.99%     Nasdaq NMS
                   SK Telecom Co., Ltd.*     SKM       13       3.25%        NYSE
                   Aether Systems, Inc.     AETH        1       1.52%     Nasdaq NMS
                   RF Micro Devices, Inc.   RFMD        3       1.15%     Nasdaq NMS
                   Crown Castle
                    International Corp.     TWRS        3       0.99%     Nasdaq NMS
                   Nextel Partners, Inc.    NXTP        3       0.98%     Nasdaq NMS
                   Research In Motion
                    Limited                 RIMM        1       0.90%     Nasdaq NMS
                   United States Cellular
                    Corporation              USM        1       0.82%        AMEX
                   Netro Corporation, Inc.  NTRO        1       0.74%     Nasdaq NMS
                   Western Wireless
                    Corporation             WWCA        1       0.48%     Nasdaq NMS
                   Telesp Cellular Holding
                    Company*                 TCP        1       0.38%        NYSE

                               ----------------

                                * The securities of this non-U.S. company
                                  trade in the United States as American
                                  depositary receipts. Please see "Risk
                                  Factors" and "Federal Income Tax
                                  Consequences--Special considerations with respect to underlying securities of foreign issuers" for additional information relating to an investment in a non-U.S. company.

                               ** The securities of this company trade as a
                                  tracking stock. Please see "Risk Factors" and the respective business descriptions in Annex A for additional information relating to an investment in tracking stock.

                               The actual share amounts and weightings will be determined on the pricing date and will appear in the final prospectus delivered in connection with sales of the Wireless HOLDRS. These companies generally are considered to be 20 of the largest and most liquid companies with U.S.-traded securities involved in the wireless telecommunications industry, as measured by market capitalization and trading volume on September 15, 2000. The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities.

                               The trust only will issue and cancel, and you only may obtain, hold, trade or surrender Wireless HOLDRS in a round-lot of 100 Wireless HOLDRS and round-lot multiples. The trust will only issue Wireless HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Wireless HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Wireless HOLDRS, the trust may require a minimum of more than one round-lot of 100 Wireless HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Wireless HOLDRS.

                               The number of outstanding Wireless HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional

                               Wireless HOLDRS on a continuous basis when an investor deposits the required securities with the trustee.

Public offering price........
                               The initial public offering price for 100
                               Wireless HOLDRS will equal the sum of the closing market price on the primary U.S. trading market on the pricing date for each underlying security multiplied by the share amount to be determined on the pricing date, plus an underwriting fee. It is expected that the initial public offering price will be approximately $90-$100 per Wireless HOLDR.

Purchases....................
                               After the initial offering, you may acquire
                               Wireless HOLDRS in two ways:

                               . through an in-kind deposit of the required number of securities of the underlying issuers with the trustee, or

                               . through a cash purchase in the secondary trading market.

Underwriting fees ...........
                               If you purchase Wireless HOLDRS in the initial public offering, you will pay an underwriting fee equal to:

                               .  For purchases of      Wireless HOLDRS or
                                  fewer, 2%.

                               .  For purchases in excess of      Wireless
                                  HOLDRS,   %.

                               You will not be charged any issuance fee or other sales commission in connection with purchases of Wireless HOLDRS made in the initial public offering.

Issuance and cancellation
 fees........................  After the initial offering, if you wish to create Wireless HOLDRS by delivering to the trust the requisite securities represented by a round-lot of 100 Wireless HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS. If you wish to cancel your Wireless HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS.

Commissions..................
                               If you choose to deposit underlying securities in order to receive Wireless HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker.

Custody fees.................
                               The Bank of New York, as trustee and as
                               custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Wireless HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each Wireless HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to Wireless    You have the right to withdraw the underlying
 HOLDRS.................       securities upon request by delivering a round-
                               lot or integral multiple of a round-lot of Wireless HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges.
                               You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of Wireless HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the Wireless HOLDRS themselves will not have voting rights.

Rights relating to the
   underlying securities.....  You have the right to:

                               .  Receive all shareholder disclosure
                                  materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                               . Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                               . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees.

                               If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your Wireless HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the depositary trust agreement."

Reconstitution events........  The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

                               A. If an issuer of underlying securities no
                                  longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Wireless HOLDRS.

                               B. If the SEC finds that an issuer of
                                  underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Wireless HOLDRS.

                               C. If the underlying securities of an issuer
                                  cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Wireless HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Wireless HOLDRS and the consideration received is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

                              D. If an issuer's underlying securities are
                                 delisted from trading on a U.S. national securities exchange or through Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the securities are delisted.

                              If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination events..........
                              A. The Wireless HOLDRS are delisted from the
                                 American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within five business days from the date the Wireless HOLDRS are delisted.

                              B. The trustee resigns and no successor trustee
                                 is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                              C. 75% of beneficial owners of outstanding
                                 Wireless HOLDRS vote to dissolve and
                                 liquidate the trust.

                              If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income tax
 consequences...............  The federal income tax laws will treat a U.S.
                              holder of Wireless HOLDRS as directly owning the underlying securities. The Wireless HOLDRS themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.
Listing.....................
                              Application has been made to list the Wireless HOLDRS on the American Stock Exchange under the symbol "WMH." Trading will take place only in round-lots of 100 Wireless HOLDRS and round-lot multiples. A minimum of 150,000 Wireless HOLDRS will be required to be outstanding when trading begins.
Trading.....................
                              Investors only will be able to acquire, hold, transfer and surrender a round-lot of 100 Wireless HOLDRS. Bid and ask prices, however, will be quoted per single Wireless HOLDR.

Clearance and settlement.....
                               The trust will issue Wireless HOLDRS in book-entry form. Wireless HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of Wireless HOLDRS."

                                   THE TRUST

      General. This discussion highlights information about the Wireless HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase Wireless HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The Wireless HOLDRS Trust. The trust will be formed pursuant to the
depositary trust agreement, dated as of    , 2000. The Bank of New York will be
the trustee. The Wireless HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

      The Wireless HOLDRS Trust is intended to hold deposited shares for the benefit of owners of Wireless HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                      DESCRIPTION OF WIRELESS HOLDRS

      The trust will issue Wireless HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional Wireless HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender Wireless HOLDRS in a round-lot of 100 Wireless HOLDRS and round-lot multiples. The trust will only issue Wireless HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 Wireless HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of Wireless HOLDRS, the trust may require a minimum of more than one round-lot of 100 Wireless HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Wireless HOLDRS.

      Wireless HOLDRS will represent your individual and undivided beneficial ownership interest in the specified underlying securities. The 20 companies selected as part of this receipt program are listed above in the section entitled "Highlights of Wireless HOLDRS--The Wireless HOLDRS."

      Beneficial owners of Wireless HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the securities, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel Wireless HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." Wireless HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. Wireless HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of Wireless HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the Wireless HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

      Wireless HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. Wireless HOLDRS will be available only in book-entry form. Owners of Wireless HOLDRS may hold their Wireless HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities are the common stock or American depositary shares of a group of 20 specified companies involved in various aspects of the wireless telecommunications industry and whose securities are registered under section 12 of the Exchange Act. The issuers of the underlying securities are considered to be 20 of the largest capitalized, most liquid companies involved in the wireless telecommunications industry as measured by market capitalization and trading volume. The following additional criteria were used in selecting the underlying securities on September 15, 2000:

     .  market capitalization equal to or greater than $500 million;

     . average daily trading volume of at least 100,000 shares over the 60 trading days before September 15, 2000;

     . average daily dollar volume (that is, the average daily trading volume multiplied by the average closing price over the 60 day period prior to September 15, 2000) of at least $5 million over the 60 trading days before September 15, 2000; and

     .  a trading history of at least 90 calendar days.

      The market capitalization of a company is determined by multiplying the market price of its securities by the number of its outstanding securities. In determining whether a company was to be considered for inclusion in the Wireless HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the inclusion of the 20 specified companies, however, rested solely within the discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      After the initial deposit, one or more of the issuers of the underlying securities may no longer be substantially involved in the wireless telecommunications industry. In this case, the Wireless HOLDRS may no longer consist of securities issued by companies involved in the wireless telecommunications industry. Merrill Lynch, Pierce, Fenner & Smith Incorporated will determine, in its sole discretion, whether the issuer of a particular underlying security remains in the wireless telecommunications industry and will undertake to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by Wireless HOLDRS, please refer to "Highlights of Wireless HOLDRS--The Wireless HOLDRS." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's stated selection criteria. Accordingly, before you acquire Wireless HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk factors" and "Where you can find more information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group or any of their affiliates.

      General background and historical information. For a brief description of the business of each of the issuers of the underlying securities and monthly pricing information showing the historical performance of each underlying issuer's securities see "Annex A."

      The following table and graph set forth the composite performance of all of the underlying securities represented by a single Wireless HOLDR based upon the indicative share amounts set forth in the table on page 12 of this preliminary prospectus, measured at the close of each business day from April 27, 2000, the first date when all of the underlying securities were publicly traded, to September 18, 2000. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values. The actual share amounts will be determined on the pricing date and may differ from the indicative share amounts.

Date
----             Price
April 27........ 112.31
April 28........ 114.74
May 1........... 117.79
May 2........... 113.67
May 3........... 111.92
May 4........... 111.97
May 5........... 113.72
May 8........... 109.93
May 9........... 107.73
May 10.......... 101.62
May 11.......... 103.45
May 12.......... 103.79
May 15.......... 106.86
May 16.......... 109.76
May 17.......... 107.16
May 18.......... 105.26
May 19..........  98.75
May 22..........  96.26
May 23..........  92.54
May 24..........  95.05

Date
----             Price
May 25..........  94.75
May 26..........  95.11
May 30.......... 103.32
May 31.......... 101.77
June 1.......... 106.04
June 2.......... 111.66
June 5.......... 110.59
June 6.......... 109.67
June 7.......... 112.10
June 8.......... 110.68
June 9.......... 111.72
June 12......... 111.78
June 13......... 113.49
June 14......... 111.20
June 15......... 110.05
June 16......... 111.36
June 19......... 112.78
June 20......... 111.99
June 21......... 111.95
June 22......... 108.38

Date
----             Price
June 23......... 103.93
June 26......... 103.50
June 27......... 103.28
June 28......... 102.31
June 29.........  99.27
June 30......... 101.91
July 3.......... 104.02
July 5.......... 102.12
July 6.......... 105.40
July 7.......... 106.15
July 10......... 105.14
July 11......... 105.02
July 12......... 108.02
July 13......... 110.85
July 14......... 112.36
July 17......... 113.48
July 18......... 110.05
July 19......... 108.54
July 20......... 110.49
July 21......... 108.39

Date
----             Price
July 24......... 106.09
July 25......... 108.42
July 26......... 107.17
July 27.........  99.49
July 28.........  97.47
July 31.........  99.41
August 1........  99.10
August 2........  97.81
August 3........  98.52
August 4........  96.80
August 7........  96.58
August 8........  94.67
August 9........  94.56
August 10.......  94.36
August 11.......  94.44
August 14.......  95.71
August 15.......  95.60
August 16.......  94.95
August 17.......  96.17
August 18.......  95.72

Date
----             Price
August 21....... 94.17
August 22....... 93.14
August 23....... 92.52
August 24....... 93.85
August 25....... 93.85
August 28....... 94.53
August 29....... 93.61
August 30....... 93.97
August 31....... 96.66
September 1..... 98.43
September 5..... 96.04
September 6..... 94.07
September 7..... 95.04
September 8..... 93.21
September 11.... 90.82
September 12.... 91.44
September 13.... 92.55
September 14.... 92.86
September 15.... 91.99
September 18.... 89.89

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of     , 2000, among
Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the Wireless HOLDRS, provides that Wireless HOLDRS will represent an owner's undivided beneficial ownership interest in the securities of the underlying companies.

      The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

      Issuance, transfer and surrender of Wireless HOLDRS. You may create and cancel Wireless HOLDRS only in round-lots of 100 Wireless HOLDRS. You may create Wireless HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue Wireless HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 Wireless HOLDRS. In the event that a fractional share comes to be represented by a round-lot of Wireless HOLDRS, the trust may require a minimum of more than one round-lot of 100 Wireless HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of Wireless HOLDRS. Similarly, you must surrender Wireless HOLDRS in integral multiples of 100 Wireless HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of Wireless HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, any beneficial owner of Wireless HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated owning Wireless HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to Wireless HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 Wireless HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each Wireless HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your Wireless HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender Wireless HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 Wireless HOLDRS.

      Further issuances of Wireless HOLDRS. The depositary trust agreement provides for further issuances of Wireless HOLDRS on a continuous basis without your consent.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

    A. If an issuer of underlying securities no longer has a class of securities registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the Wireless HOLDRS.

    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the Wireless HOLDRS.

    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of Wireless HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the Wireless HOLDRS and the consideration received is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

    D. If an issuer's underlying securities are delisted from trading on a U.S. national securities exchange or through Nasdaq NMS and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within 5 business days from the date the securities are delisted.

      If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of Wireless HOLDRS will surrender their Wireless HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if Wireless HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or through Nasdaq NMS within 5 business days from the date the Wireless HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding Wireless HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the Wireless HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of Wireless HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of Wireless HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of Wireless HOLDRS.

      Issuance and cancellation fees. After the initial public offering, the trust expects to issue more Wireless HOLDRS. If you wish to create Wireless HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS. If you wish to cancel your Wireless HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 Wireless HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create Wireless HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that are charged by your broker, whether it be any of the members of the selling group or another broker.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 Wireless HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each Wireless HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and Wireless HOLDRS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the Wireless HOLDRS.

      The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the Wireless HOLDRS for:

    .  a citizen or resident of the United States;

    . a corporation or partnership created or organized in the United States or under the laws of the United States;

    . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

    . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

    . any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the Wireless HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. We recommend that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of Wireless HOLDRS

      A receipt holder purchasing and owning Wireless HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by Wireless HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the Wireless HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of Wireless HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the Wireless HOLDRS. Similarly, with respect to sales of Wireless HOLDRS for cash in the secondary market, the amount realized with respect to a sale of Wireless HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of Wireless HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling Wireless HOLDRS will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

      With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

      If a U.S. receipt holder receives a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value determined at the spot rate on the date of the payment regardless of whether the payment is later converted into U.S. dollars. In this case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

      Subject to certain conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and we recommend that U.S. receipt holders consult their own tax advisors to determine whether and to what extent a credit would be available.

      Dividends and distributions made by a foreign issuer may be subject to a withholding tax. Some foreign issuers have made arrangements through which holders of their American depositary shares can apply for a refund of withheld taxes. It is expected that holders of Wireless HOLDRS will be able to use these arrangements to apply for a refund of withheld taxes.

      Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a passive foreign investment company (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying relevant look-through rules, either:

    .  at least 75% of its gross income is "passive income" or

    . on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

      Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

      If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increased tax liability, possibly including an interest charge, upon the sale or other disposition of the Wireless HOLDRS or of the underlying securities or upon the receipt of "excess distributions," unless the U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not the income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

      A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, in which case, those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder.

      With respect to dividends of both U.S. and foreign issuers, a non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of certain deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty. Under some circumstances, a non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

      A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

      A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of Wireless HOLDRS or of the underlying securities unless:

    . that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder,

    . in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

    . the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than 5% of the common stock of such issuer.

      Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that non-U.S. receipt holders should consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

      The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors should consult their own tax advisors.

Backup withholding tax, withholding tax and information reporting requirements

      Final U.S. Treasury Regulations relating to backup withholding, withholding and information reporting have been issued that modify certain rules with respect to payments made after December 31, 2000. Investors are urged to consult their own tax advisors regarding the application of the backup withholding, withholding and information reporting requirements, including the new regulations, with respect to their particular circumstances.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire Wireless HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of Wireless HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to receive Wireless HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Robert W. Baird & Co. Incorporated, A.G. Edwards & Sons, Inc., First Union Securities, Inc., Legg Mason Wood Walker, Incorporated, Morgan Keegan & Company, Inc., Raymond James & Associates, Inc., Sutro & Co. Incorporated and Tucker Anthony Incorporated, the selling group, propose to offer the Wireless HOLDRS to the public at the offering price set forth on the cover page of this prospectus, which includes an underwriting fee of 2%. Merrill Lynch, Pierce, Fenner & Smith Incorporated will provide Wireless HOLDRS to the other members of the selling group at the public offering price, as set forth on the cover
page of this prospectus, less a concession that is not in excess of   %. The
selling group may allow to certain dealers, and the dealers may reallow, a
discount on sales of Wireless HOLDRS not in excess of   % of the public
offering price as set forth on the cover page of this prospectus. We expect the trust to deliver the initial distribution of Wireless HOLDRS against deposit of
the underlying securities in New York, New York on     , 2000. After the
initial offering, the public offering price, concession and discount may be changed. The trust will continue to issue Wireless HOLDRS, in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, sales will not be made to a discretionary account without the prior written approval of a purchaser of Wireless HOLDRS.

      Members of the selling group and their affiliates have from time to time provided investment banking and other financial services to some of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with some of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the Wireless HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in these transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against some civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the Wireless HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to these liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the Wireless HOLDRS, will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriters, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the Wireless HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the Wireless HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

      Because the securities of the issuers of the underlying securities are registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. However, some of the issuers of the underlying securities are foreign issuers. The requirements for filing periodic financial and other information for foreign issuers differ from that of domestic issuers. In particular, foreign issuers are not required to file quarterly reports with the SEC an are not required to file periodic financial and other information on EDGAR. Therefore, the information may not be accessible through the SEC's Web site. Information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and the selling group and their affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to Wireless HOLDRS. This prospectus relates only to Wireless HOLDRS and does not relate to the other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with Wireless HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the securities of the issuers of the underlying securities, and therefore the offering and trading prices of the Wireless HOLDRS have been publicly disclosed.

                                  ANNEX A

      This annex forms an integral part of the prospectus.

      The following tables provide a brief description of the business of each of the issuers of the underlying securities and set forth the split-adjusted closing market prices, as reported on the applicable primary U.S. trading market, of each of the underlying securities in each month during 1995, 1996, 1997, 1998, 1999 and 2000 through August 2000. All market prices in excess of one dollar are rounded to the nearest one sixty-fourth of a dollar. A table outlining the primary U.S. stock market on which the securities of the issuers are listed can be found on page 12. The primary foreign stock market on which the securities of the foreign issuers included in the Wireless HOLDRS are listed is described below. An asterisk (*) denotes that no shares of the issuer were trading on a U.S. stock market during that month. The historical prices of the underlying securities should not be taken as an indication of future performance.

                        AETHER SYSTEMS, INC. (AETH)

      Aether Systems, Inc. provides wireless data services, systems and software which enable consumers to use handheld devices for wireless data communications. Aether designs, develops and supports wireless systems for companies seeking to make data and information available to its workers or customers. Aether's products and services include wireless integration and data management software and wireless data engineering and development.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- -------- --------
January       *    January      *    January      *    January      *    January      *    January  123
February      *    February     *    February     *    February     *    February     *    February 258 3/8
March         *    March        *    March        *    March        *    March        *    March    181 1/2
April         *    April        *    April        *    April        *    April        *    April    166 1/2
May           *    May          *    May          *    May          *    May          *    May      137 7/16
June          *    June         *    June         *    June         *    June         *    June     205
July          *    July         *    July         *    July         *    July         *    July     152 1/16
August        *    August       *    August       *    August       *    August       *    August   138 1/2
September     *    September    *    September    *    September    *    September    *
October       *    October      *    October      *    October      *    October   69 9/16
November      *    November     *    November     *    November     *    November  76
December      *    December     *    December     *    December     *    December  71 5/8

      The closing price on     , 2000 was    .

                   AT&T CORP.--AT&T WIRELESS GROUP (AWE)

      AT&T Corp. provides wireless voice and data telecommunications services throughout the United States on its digital wireless network and offers a variety of services to its wireless customers such as voicemail, caller identification and messaging. AT&T's non-wireless businesses consist of domestic and international long distance services, cable television and Internet communications services. In April 2000, AT&T Corp. created the AT&T Wireless Group tracking stock to track the performance of its wireless telecommunications operations. Owning the AT&T Wireless Group tracking stock does not represent a direct legal interest in the assets and liabilities of AT&T's wireless operations. Rather, stockholders remain invested in AT&T Corp.

      Some of the terms of the AT&T Wireless Group tracking stock include:

      Voting. Holders of AT&T Wireless Group tracking stock do not have direct voting rights in the AT&T Wireless Group. The AT&T Wireless Group tracking stock vote together with all the other classes of AT&T common stock. AT&T Wireless Group tracking stock currently has one-half of one vote per share.


      Conversion. AT&T may convert all the outstanding shares of AT&T Wireless Group tracking stock for AT&T common stock at 10% premium to the market price on the occurrence of specific tax events or any time after April 26, 2002. It may also, at any time, convert all outstanding shares of AT&T Wireless Group tracking stock for specified amounts of the stock of a subsidiary of AT&T that holds the assets of the AT&T Wireless Group. In addition, where AT&T disposes of 80% or more of the assets attributed to the AT&T Wireless Group, AT&T will be required to provide the holders of AT&T Wireless Group tracking stock with compensation in the form of AT&T common stock, cash or other property and securities.

      The historical stock prices listed below reflect the performance of the AT&T Wireless Group tracking stock.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- -------- --------
January       *    January      *    January      *    January      *    January      *    January     *
February      *    February     *    February     *    February     *    February     *    February    *
March         *    March        *    March        *    March        *    March        *    March       *
April         *    April        *    April        *    April        *    April        *    April    31 15/16
May           *    May          *    May          *    May          *    May          *    May      28 9/16
June          *    June         *    June         *    June         *    June         *    June     27
July          *    July         *    July         *    July         *    July         *    July     27 7/8
August        *    August       *    August       *    August       *    August       *    August   26 5/64
September     *    September    *    September    *    September    *    September    *
October       *    October      *    October      *    October      *    October      *
November      *    November     *    November     *    November     *    November     *
December      *    December     *    December     *    December     *    December     *

      The closing price on     , 2000 was     .

                  CROWN CASTLE INTERNATIONAL CORP. (TWRS)

      Crown Castle International Corp. owns, leases and manages wireless transmission towers and networks for wireless communications and broadcasting companies in the United States, Puerto Rico and the United Kingdom. Crown Castle's primary business is to lease capacity on its towers to wireless telecommunications carriers. Crown Castle also provides related services to its customers, including network design, radio frequency engineering, site acquisition, development and construction, antenna installation and network management and maintenance.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- --------
January       *    January      *    January      *    January      *    January   21 5/8   January  31 5/8
February      *    February     *    February     *    February     *    February  17       February 32 1/4
March         *    March        *    March        *    March        *    March     18       March    37 7/8
April         *    April        *    April        *    April        *    April     19 1/8   April    38 3/8
May           *    May          *    May          *    May          *    May       20 1/8   May      26 3/16
June          *    June         *    June         *    June         *    June      20 13/16 June     36 1/2
July          *    July         *    July         *    July         *    July      21 1/16  July     33 3/4
August        *    August       *    August       *    August     8 1/8  August    15 1/8   August   34 11/16
September     *    September    *    September    *    September  9 5/8  September 18 23/32
October       *    October      *    October      *    October   12 7/8  October   19 1/4
November      *    November     *    November     *    November  13 7/16 November  21 1/16
December      *    December     *    December     *    December  23 1/2  December  32 1/8

      The closing price on     , 2000 was    .

                   LM ERICSSON TELEPHONE COMPANY (ERICY)

      LM Ericsson Telephone Company is an international manufacturer of advanced systems and products for wireline and wireless communications. Ericsson's range of telecommunication and data communication products includes systems and services for handling voice, data, images and text in public and private wireline and wireless communications networks, power equipment, and defense systems electronics and telecommunications. American depositary receipts evidencing American depositary shares of Ericsson are included in the Wireless HOLDRS and are traded through Nasdaq NMS. Shares of Ericsson also trade on the Stockholm Stock Exchange.

           Closing            Closing           Closing           Closing           Closing           Closing
  1995      Price     1996     Price    1997     Price    1998     Price    1999     Price     2000    Price
---------  -------- --------- ------- --------- ------- --------- ------- --------- -------- -------- --------
January     1 11/16 January   2 37/64 January   4 13/64 January   4 53/64 January    6 31/32 January  18 41/64
February    1 25/32 February  2 3/4   February  3 5/16  February  5 43/64 February   6 1/2   February 24
March       1 15/16 March     2 43/64 March     4 15/64 March     5 61/64 March      5 61/64 March    23 29/64
April       2 3/32  April     2 35/64 April     4 13/64 April     6 7/16  April      6 3/4   April    22 7/64
May         2 19/64 May       2 57/64 May       4 29/64 May       6 11/32 May        6 47/64 May      20 1/2
June        2 1/2   June      2 11/16 June      4 59/64 June      7 5/32  June       8 15/64 June     20
July        2 21/64 July      2 35/64 July      5 21/32 July      6 59/64 July       8 1/64  July     18 1/8
August     24 43/64 August    2 57/64 August    5 7/32  August    5 23/64 August     8 9/64  August   20 1/2
September   3 1/16  September 3 11/64 September 6       September 4 19/32 September  7 13/16
October     2 43/64 October   3 29/64 October   5 17/32 October   5 21/32 October   10 11/16
November    2 31/32 November  3 55/64 November  5 1/16  November  6 29/32 November  12 3/64
December    2 7/16  December  3 25/32 December  4 43/64 December  5 63/64 December  16 27/64

      The closing price on     , 2000 was     .

                           MOTOROLA, INC. (MOT)

      Motorola, Inc. develops, manufactures and markets communications and electronic products and systems. Motorola offers wireless telephones, satellite communications products and systems, network and Internet access products, semiconductors to control and amplify electrical signals in computers, transportation, space vehicles, major home appliances and electronic systems for use in the automotive, communications, manufacturing and computer industries. Motorola markets and sells its products through its own sales force, distributors, retailers and value-added resellers.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
  ----     -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    19 3/4   January   18       January   22 3/4   January   19 55/54 January   24 5/64  January  45 1/2
February   19 11/64 February  18 5/64  February  18 43/64 February  18 35/64 February  23 27/64 February 56 53/64
March      18 13/64 March     17 43/64 March     20 11/64 March     20 1/4   March     24 27/64 March    48 43/64
April      18 61/64 April     20 27/64 April     19 3/64  April     18 37/64 April     26 43/64 April    39 43/64
May        19 61/64 May       22 1/4   May       22 1/8   May       17 43/64 May       27 39/64 May      31 1/4
June       22 3/8   June      20 59/64 June      25 3/8   June      17 33/64 June      31 37/64 June     30
July       25 1/2   July      18       July      26 51/64 July      17 27/64 July      30 27/64 July     33 1/2
August     24 7/8   August    17 51/54 August    24 29/64 August    14 5/16  August    30 3/4   August   36 1/16
September  25 29/64 September 17 11/64 September 23 61/64 September 14 19/64 September 29 21/64
October    21 59/64 October   15 21/64 October   20 43/64 October   17 21/64 October   32 7/16
November   20 1/2   November  18 29/64 November  20 61/64  November 20 5/8   November  38 5/64
December   19       December  20 27/64 December  19 1/16  December  20 23/64 December  49 5/64

      The closing price on    , 2000 was     .

                         NETRO CORPORATION, INC. (NTRO)

      Netro Corporation, Inc. provides wireless networking equipment to telecommunications service providers which provide businesses with high-speed telecommunications connections and Internet access. Netro's wireless telecommunications system provides high-speed voice and data connections delivering data from a single point to multiple destinations.

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
  ----     -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January       *     January      *     January      *     January      *     January      *     January  43
February      *     February     *     February     *     February     *     February     *     February 42 5/8
March         *     March        *     March        *     March        *     March        *     March    65 1/64
April         *     April        *     April        *     April        *     April        *     April    43 1/8
May           *     May          *     May          *     May          *     May          *     May      29 7/8
June          *     June         *     June         *     June         *     June         *     June     57 3/8
July          *     July         *     July         *     July         *     July         *     July     49 7/8
August        *     August       *     August       *     August       *     August    31 1/16  August   82 5/8
September     *     September    *     September    *     September    *     September 27 3/8
October       *     October      *     October      *     October      *     October   22 13/64
November      *     November     *     November     *     November     *     November  26 1/2
December      *     December     *     December     *     December     *     December  51

      The closing price on    , 2000 was    .

                    NEXTEL COMMUNICATIONS, INC. (NXTL)

      Nextel Communications, Inc. provides digital and analog wireless communications services to its customers in the United States. Nextel Communication's network offers an integrated wireless communications system with digital cellular, text and numeric paging capabilities and a digital two-way radio feature that allows users to instantly contact other users. Nextel Communications also has ownership interests in wireless companies in Latin America, Asia and Canada.

           Closing           Closing           Closing            Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- -------- -------- --------
January    4 13/64 January   6 7/8   January    7 11/16 January   13 21/32 January   16       January  53 3/16
February   6 1/16  February  7 9/16  February   7 1/8   February  14 25/32 February  15 1/32  February 68 3/8
March      6 13/16 March     9 7/16  March      6 11/16 March     16 7/8   March     18 5/16  March    74 1/8
April      8 1/16  April     9 1/16  April      6 19/32 April     14 11/32 April     20 15/32 April    54 23/32
May        6 3/4   May       10 3/8  May        7 3/8   May       11 25/32 May       18 7/16  May      46 5/16
June       7 1/16  June      9 17/32 June       9 15/32 June      12 7/16  June      25 3/32  June     6 13/16
July       9 11/16 July      7 9/16  July      12 1/16  July      13 25/64 July      26 25/32 July     55 7/8
August     8 15/16 August    8 3/16  August    12 17/32 August     9 1/32  August    28 29/32 August   55 7/16
September  8 7/16  September 9 1/4   September 14 7/16  September 10 3/32  September 33 29/32
October    6 15/16 October   8       October   13 1/8   October    9 1/16  October   43 3/32
November   7 11/16 November  7 1/2   November  12 5/8   November  10 3/4   November  49 9/16
December   7 3/8   December  6 17/32 December  13       December  11 13/16 December  51 9/16


  The closing price on   , 2000 was   .


                       NEXTEL PARTNERS, INC. (NXTP)

      Nextel Partners, Inc. provides digital wireless communications services in mid-sized and smaller markets throughout the United States. Nextel Partners offers integrated services under the Nextel brand name targeted to business users and accessible through a single wireless telephone. These services include paging and the services that allow users to contact co-workers instantly on private one-to-one calls or on group calls. In addition, Nextel Partners has recently launched its Nextel Online service that provides Internet-accessible handsets with wireless Internet services, including Web-based applications and content.

           Closing           Closing           Closing           Closing           Closing          Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price    2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- ------- -------- --------
January      *     January     *     January     *     January     *     January     *     January     *
February     *     February    *     February    *     February    *     February    *     February 32
March        *     March       *     March       *     March       *     March       *     March    29
April        *     April       *     April       *     April       *     April       *     April    21 15/16
May          *     May         *     May         *     May         *     May         *     May      17
June         *     June        *     June        *     June        *     June        *     June     32 9/16
July         *     July        *     July        *     July        *     July        *     July     31 5/8
August       *     August      *     August      *     August      *     August      *     August   30 3/16
September    *     September   *     September   *     September   *     September   *
October      *     October     *     October     *     October     *     October     *
November     *     November    *     November    *     November    *     November    *
December     *     December    *     December    *     December    *     December    *

      The closing price on   , 2000 was   .

                             NOKIA CORP. (NOK)

      Nokia Corp. is a manufacturer of wireless telephones and a supplier of wireless and wireline network products and services to telecommunications operators and Internet service providers. Nokia telecommunications products include wireless telephones using major digital and analog standards and network access, switching and management systems. Nokia also develops and markets digital satellite, cable and land-based television receivers for broadcast and multimedia applications. American depositary receipts evidencing American depositary shares of Nokia are included in the Wireless HOLDRS and are traded on the New York Stock Exchange. Shares of Nokia also trade on the Helsinki Stock Exchange.

           Closing           Closing            Closing           Closing            Closing           Closing
  1995      Price    1996     Price     1997     Price    1998     Price     1999     Price     2000    Price
---------  ------- --------- -------- --------- ------- --------- -------- --------- -------- -------- --------
January    2 9/32  January   21 1/32  January   4 3/16  January    4 3/4   January   18 1/64  January  45 23/32
February   2 23/64 February   2 3/16  February  3 21/32 February   6 19/64 February  16 61/64 February 50 7/8
March      2 19/64 March      2 9/64  March     3 41/64 March      6 3/4   March     19 15/32 March    55 1/2
April      2 9/16  April      2 9/32  April     4 3/64  April      8 23/64 April     18 35/64 April    56 1/2
May        2 29/32 May       22 3/32  May       4 1/8   May        8 1/8   May       17 13/16 May      52
June       3 3/4   June       2 5/16  June      4 39/64 June       9 3/32  June      22 57/64 June     50 1/16
July       4 1/8   July       2 13/64 July      5 23/64 July      10 29/32 July      21 17/64 July     44
August     4 21/64 August    24 1/64  August    4 27/32 August     8 23/64 August    20 29/32 August   44 7/8
September  4 23/64 September  2 49/64 September 5 55/64 September  9 25/32 September 22 15/32
October    3 31/64 October    2 29/32 October   5 33/64 October   11 41/64 October   28 31/32
November   3 25/64 November   3 33/64 November  5 13/64 November  12 1/4   November  34 1/2
December   2 7/16  December   3 39/64 December  4 11/32 December  15 1/16  December  47 49/64

      The closing price on        , 2000 was    .

                       QUALCOMM INCORPORATED (QCOM)

      Qualcomm Incorporated develops and markets digital wireless communications products, technologies and services for use in wireless networks. Digital wireless communications technology increases system capacity, provides more secure communications channels and improves reliability. Several of Qualcomm's major product lines are based on its own Code Division Multiple Access, or CMDA, technology. CMDA technology is a communications industry standard for digital cellular, personal communications services and wireless services. Qualcomm also licenses CMDA technology to telecommunications equipment suppliers throughout the world. Qualcomm markets and sells its products and CMDA technology through its own direct sales force and through third parties.

           Closing            Closing           Closing           Closing            Closing           Closing
  1995      Price     1996     Price    1997     Price    1998     Price    1999      Price     2000    Price
---------  -------- --------- ------- --------- ------- --------- ------- --------- --------- -------- --------
January     3 5/16  January   5 19/32 January   7       January   6 31/64 January     8 15/64 January  127
February   32 1/32  February  4 15/16 February  6 31/32 February  6 3/8   February    9 1/8   February 142 7/16
March       4 3/32  March     5 3/16  March     7 3/64  March     6 11/16 March      15 35/64 March    149 5/16
April       3 9/32  April     4 27/32 April     5 27/32 April     7 1/32  April      25       April    108 7/16
May         3 13/64 May       6 13/16 May       6 1/32  May       6 33/64 May        24 5/16  May       66 3/8
June        4 21/64 June      6 41/64 June      6 23/64 June      7 1/32  June       35 7/8   June      60
July        5 11/32 July      5 27/64 July      5 25/32 July      7 51/64 July       39       July      62 7/16
August      6 3/32  August    5 27/64 August    5 25/32 August    5 1/2   August     48 3/64  August    59 7/8
September   5 47/64 September 5 5/16  September 7 31/32 September 6       September  47 19/64
October    41 3/16  October   4 31/32 October   7 3/64  October   6 61/64 October    55 11/16
November    5 11/64 November  5 1/4   November  8 15/32 November  6 55/64 November   90 37/64
December    5 3/8   December  4 63/64 December  6 5/16  December  6 31/64 December  176 1/8

      The closing price on        , 2000 was    .

                     RESEARCH IN MOTION LIMITED (RIMM)

      Research in Motion Limited designs, manufactures and markets wireless telecommunications products and services. Research in Motion's products are designed to facilitate wireless data transmission and include wireless pagers, e-mail, personal computer cards and modems. Research in Motion integrates its hardware and software products and services to provide wireless access to time-sensitive information including e-mail, messaging, Internet and intranet-based applications. Shares of Research in Motion also trade on the Toronto Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- --------
January      *     January     *     January     *     January     *     January      *     January   65 3/4
February     *     February    *     February    *     February    *     February   8 7/8   February 135 1/4
March        *     March       *     March       *     March       *     March     10 1/2   March    106 1/2
April        *     April       *     April       *     April       *     April     12 3/16  April     42 1/2
May          *     May         *     May         *     May         *     May       14 1/16  May       32 3/16
June         *     June        *     June        *     June        *     June      20 1/4   June      45 1/4
July         *     July        *     July        *     July        *     July      23 3/8   July      50 5/8
August       *     August      *     August      *     August      *     August    29 3/4   August    75 9/16
September    *     September   *     September   *     September   *     September 30 15/16
October      *     October     *     October     *     October     *     October   30 3/4
November     *     November    *     November    *     November    *     November  51 1/4
December     *     December    *     December    *     December    *     December  46 3/16

      The closing price on    , 2000 was    .

                       RF MICRO DEVICES, INC. (RFMD)

      RF Micro Devices, Inc. designs, manufactures and markets radio frequency integrated circuits, which are the physical pathways for the transmission of information, for cellular and cordless telephones, wireless networks, industrial radios and wireless security systems. RF Micro Devices' products, which include amplifiers, transmitters and receivers, allow data to be converted so that it can be transmitted across telecommunications lines. RF Micro Devices markets and sells its products through its own direct sales force and through third parties.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- --------
January       *    January      *    January      *    January   1 19/64 January    9 3/64  January  40 1/2
February      *    February     *    February     *    February  1 55/64 February   9 5/8   February 69 5/32
March         *    March        *    March        *    March     1 53/64 March     11 31/32 March    67 3/16
April         *    April        *    April        *    April     2       April     13 31/32 April    52 1/32
May           *    May          *    May          *    May       1 39/64 May       10 21/32 May      52 1/2
June          *    June         *    June      2 25/64 June      1 23/64 June      18 21/32 June     43 13/16
July          *    July         *    July      2 7/64  July      2 5/32  July      19 7/64  July     37 11/16
August        *    August       *    August    2 11/32 August    1 5/8   August    21 31/32 August   44 5/8
September     *    September    *    September 2 21/64 September 2 17/64 September 22 7/8
October       *    October      *    October   1 7/8   October   2 31/32 October   25 13/16
November      *    November     *    November  1 49/64 November  3 45/64 November  33 31/32
December      *    December     *    December  1 35/64 December  5 51/64 December  34 7/32

      The closing price on    , 2000 was    .

                        SK TELECOM CO., LTD. (SKM)

      SK Telecom Co., Ltd. is a leading wireless telecommunications service providers in Korea. SK Telecom offers digital wireless telecommunications and paging services over its wireless network in Korea. It also offers wireless data and wireless networking services, including news and information, stock trading, e-mail and banking services. American depositary receipts evidencing American depositary shares of SK Telecom are included in the Wireless HOLDRS and are traded on the New York Stock Exchange. Shares of SK Telecom also trade on the Korea Stock Exchange.

           Closing           Closing            Closing            Closing            Closing          Closing
  1995      Price    1996     Price     1997     Price     1998     Price     1999     Price    2000    Price
---------  ------- --------- -------- --------- -------- --------- -------- --------- ------- -------- --------
January       *    January      *     January   14 7/16  January    8 3/4   January   10 3/16 January  36 11/16
February      *    February     *     February  12 1/64  February   8 5/8   February  10 1/8  February 44 15/16
March         *    March        *     March      9 61/64 March      7 15/16 March     12 3/16 March    39
April         *    April        *     April      9 7/32  April      7 7/16  April     13 7/8  April    32 1/16
May           *    May          *     May        8 63/64 May        6 3/8   May       14 1/4  May      40 1/16
June          *    June      16 9/64  June       9 49/64 June       5 9/16  June      17      June     35 5/16
July          *    July      15 25/32 July      11 11/64 July       7 3/4   July      14 3/16 July     29 13/16
August        *    August    15 5/64  August     8 47/64 August     6       August    11 5/16 August   25 5/8
September     *    September 14 1/4   September  8 47/64 September  7 1/16  September 10 5/16
October       *    October   11 25/32 October    5 11/32 October   10 5/16  October   13 1/16
November      *    November  12 1/4   November   5 49/64 November  10 5/16  November  23 9/16
December      *    December  12 1/2   December   6 1/2   December  10 3/16  December  38 3/8

      The closing price on    , 2000 was    .

                    SPRINT CORPORATION--PCS GROUP (PCS)

      Sprint Corporation's PCS Group operates a fully digital wireless telecommunications network in the United States with licenses to provide nationwide service using a single frequency and technology. The PCS Group currently serves many of the largest metropolitan markets in the United States and Puerto Rico and the United States Virgin Islands. In November 1998, Sprint Corporation reclassified its publicly traded common shares into PCS Group tracking stock, which tracks the performance of Sprint's wireless telecommunications operations and FON Group tracking stock, which tracks the performance of all Sprint's non-wireless operations including its long distance and local telecommunications divisions, its product distribution and directory publishing businesses and its interests in other telecommunications investments and alliances. Owning either stock does not represent a direct legal interest in the assets and liabilities of the PCS Group or the FON Group. Rather, shareholders remain invested in Sprint Corporation.

      Some of the terms of the PCS Group tracking stock include:

      Voting. Holders of PCS Group tracking stock do not have direct voting rights in the PCS Group. The PCS Group tracking stock votes with all the other classes of Sprint stock. The number of votes attributed to each share of the PCS Group tracking stock is equal to the ratio of the average trading prices of one share of PCS Group tracking stock to one share of FON Group tracking stock.


      Conversion. Sprint may convert, any time after November 23, 2000, each share of PCS Group tracking stock into FON Group tracking common stock at 10% premium to the market price. Sprint may also convert all outstanding shares of PCS Group tracking stock for specified amounts of the stock of a subsidiary of Sprint that holds the assets of the PCS Group. In addition, where Sprint disposes of 80% or more of the assets attributed to the PCS Group, Sprint may be required to distribute to the holders of PCS Group tracking stock the attributable proceeds of the disposition in the form of cash or securities or convert the outstanding PCS Group tracking stock into FON Group tracking stock at a 10% premium to the market price.

      The historical stock prices listed below reflect the performance of the PCS Group tracking stock.

           Closing           Closing           Closing           Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- -------- -------
January      *     January     *     January     *     January      *     January   15 7/8   January  55 1/32
February     *     February    *     February    *     February     *     February  16       February 51 3/4
March        *     March       *     March       *     March        *     March      2 25/32 March    65 1/2
April        *     April       *     April       *     April        *     April     21 1/8   April    55
May          *     May         *     May         *     May          *     May       22 1/2   May      55 1/2
June         *     June        *     June        *     June         *     June      28 1/2   June     59 1/2
July         *     July        *     July        *     July         *     July      30 5/16  July     54 1/4
August       *     August      *     August      *     August       *     August    29 7/8   August   50 3/16
September    *     September   *     September   *     September    *     September 37 9/32
October      *     October     *     October     *     October      *     October   41 15/32
November     *     November    *     November    *     November   7 31/32 November  45 7/8
December     *     December    *     December    *     December  11 9/16  December  51 1/4

      The closing price on    , 2000 was    .

                   TELESP CELLULAR HOLDING COMPANY (TCP)

      Telesp Cellular Holding Company is a leading provider of wireless telecommunications services in the state of Sao Paulo, Brazil. Telesp offers both digital and analog wireless telephone services and also offers related wireless services such as voicemail, caller identification, messaging and Internet access. Telesp also provides roaming services to other local wireless service providers in Latin America. American depositary receipts evidencing American depositary shares of Telesp are included in the Wireless HOLDRS and are traded on the New York Stock Exchange. Shares of Telesp also trade on the Sao Paulo Stock Exchange.

           Closing           Closing           Closing           Closing           Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- -------- -------- --------
January      *     January     *     January     *     January      *    January   17 9/16  January  39 7/8
February     *     February    *     February    *     February     *    February  21       February 53 7/8
March        *     March       *     March       *     March        *    March     20 15/16 March    56 11/16
April        *     April       *     April       *     April        *    April     25       April    44 1/8
May          *     May         *     May         *     May          *    May       23 5/16  May      37 1/8
June         *     June        *     June        *     June         *    June      26 3/4   June     44 7/8
July         *     July        *     July        *     July         *    July      26       July     37 1/8
August       *     August      *     August      *     August       *    August    23 1/8   August   36 3/4
September    *     September   *     September   *     September    *    September 26 1/8
October      *     October     *     October     *     October      *    October   24 5/8
November     *     November    *     November    *     November  26 1/4  November  28 11/16
December     *     December    *     December    *     December  17 1/2  December  42 3/8

      The closing price on     , 2000 was     .

                        VERIZON COMMUNICATIONS (VZ)

   (Bell Atlantic Corporation doing business as Verizon Communications)

      Verizon Communications is a telecommunications company that provides local telephone, wireless communications, long-distance and Internet services. On June 30, 2000, GTE Corporation merged into a subsidiary of Bell Atlantic Corporation and the combined company now operates under the name Verizon Communications. Verizon provides domestic wireline services, including local telephone service and voice and data transport, wireless telecommunications services in the United States and has investments in wireless operations in Latin America, Europe and the Asia-Pacific region. It also operates domestic and international publishing businesses, including print directories, Web site creation and Web hosting. The historical stock prices below are the historical stock prices of Bell Atlantic Corporation whose shares continue to trade on the New York Stock Exchange under the new symbol "VZ."

           Closing            Closing            Closing            Closing            Closing           Closing
  1995      Price     1996     Price     1997     Price     1998     Price     1999     Price     2000    Price
---------  -------- --------- -------- --------- -------- --------- -------- --------- -------- -------- --------
January    27 1/8   January   34 7/16  January   33 5/8   January   46 9/32  January   60       January  61 15/16
February   26 13/16 February  33 1/16  February  34 9/16  February  44 7/8   February  57 5/8   February 48 15/16
March      26 7/16  March     30 15/16 March     30 3/8   March     51 1/8   March     51 11/16 March    61 1/8
April      27 5/16  April     32 1/2   April     33 7/8   April     46 25/32 April     57 5/8   April    60
May        27 3/4   May       31 3/16  May       35       May       45 13/16 May       54 3/4   May      52 7/8
June       28       June      31 7/8   June      37 15/16 June      45 5/8   June      65 3/8   June     50 15/16
July       28 5/8   July      29 9/16  July      36 9/32  July      45 11/32 July      64       July     46 3/4
August     29 3/4   August    28 1/8   August    36 3/16  August    44 1/8   August    61 5/16  August   43 33/64
September  30 11/16 September 29 15/16 September 40 7/32  September 48 7/16  September 67 5/16
October    31 3/4   October   30 1/8   October   40       October   53 3/16  October   64 15/16
November   31 1/2   November  31 7/16  November  44 5/8   November  55 5/8   November  63 5/16
December   33 7/16  December  32 3/8   December  45 1/2   December  54       December  61 9/16

      The closing price on     , 2000 was   .

                 UNITED STATES CELLULAR CORPORATION (USM)

      United States Cellular Corporation owns, manages and invests in wireless systems throughout the United States. The company operates controlling interests in wireless market licensees in small and mid-sized markets in areas close to its other markets, thereby building clusters of operating markets which allows United States Cellular to provide its users with larger service areas without special roaming arrangements.

           Closing           Closing           Closing           Closing             Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999      Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- --------- -------- --------
January    29 3/4  January   33 7/8  January   27      January   28 13/16 January    44 15/16 January  67
February   33 3/8  February  36      February  26 1/4  February  30 1/8   February   42 1/8   February 66 15/16
March      30 1/4  March     34 1/2  March     24 7/8  March     33 15/16 March      44       March    71
April      29      April     33 1/8  April     25      April     32 3/4   April      47 7/16  April    60 1/16
May        28 3/4  May       31 5/8  May       27 1/2  May       30 11/16 May        48 1/4   May      62 1/4
June       30 1/4  June      31      June      29 5/8  June      30 3/4   June       53 1/2   June     63
July       33 5/8  July      30 1/8  July      31      July      32 1/2   July       55 1/2   July     67 1/16
August     35      August    30 1/4  August    30 1/4  August    28 7/16  August     56 5/16  August   73 9/16
September  36 1/2  September 30 1/4  September 36 7/8  September 29 13/16 September  68
October    34 1/2  October   29 3/8  October   32 1/2  October   36 5/8   October    88 1/2
November   35      November  28      November  32 3/4  November  37 11/16 November  118 7/8
December   33 3/4  December  27 7/8  December  31      December  38       December  100 15/16

      The closing price on     , 2000 was   .

                      VODAFONE AIRTOUCH P.L.C. (VOD)

      Vodafone Airtouch p.l.c. provides international wireless telecommunications services which include selling and renting cellular telephone equipment, providing messaging and data transmission facilities and access to information services. Vodafone's principal business is the operation of digital and analog wireless telephone networks in the United Kingdom. Vodafone also has investments in several international telecommunications operations. Services on Vodafone networks is generally sold by third-party service providers or retailers who also sell or rent cellular telephone equipment. American depositary receipts evidencing American depositary shares of Vodafone are included in the Wireless HOLDRS and are traded on the New York Stock Exchange. Shares of Vodafone also trade on the London International Stock Exchange.

           Closing           Closing           Closing            Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price     1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- -------- --------- -------- --------- -------- -------- --------
January    6 1/8   January   7 5/32  January    8 19/32 January   15 3/64  January   39 3/64  January  56
February   6 1/8   February  7 5/64  February   9 1/2   February  17 45/64 February  36 7/16  February 57 11/16
March      6 5/8   March     7 1/2   March      85 3/64 March     20 25/32 March     37 35/64 March    55 9/16
April      6 3/8   April     8 1/32  April      8 27/32 April     21 63/64 April     35 29/32 April    47
May        6 3/4   May       7 59/64 May        8 59/64 May       21 31/32 May       38 9/32  May      45 7/8
June       7 37/64 June      7 3/8   June       9 11/16 June      25 7/32  June      39 13/32 June     41 3/4
July       7 7/8   July      7 5/32  July      10 3/32  July      27 19/64 July      42 3/32  July     42 1/2
August     8 3/8   August    7 37/64 August    10 3/16  August    25 1/8   August    40 7/64  August   41 1/8
September  8 14/64 September 6 53/64 September 10 3/4   September 22 43/64 September 47 35/64
October    8 11/64 October   7 23/32 October   10 31/32 October   26 59/64 October   47 5/8
November   7 13/64 November  8 21/32 November  13 13/64 November  29 17/32 November  47 3/16
December   7 3/64  December  8 9/32  December  14 17/32 December  32 7/32  December  49 1/2

      The closing price on    , 2000 was    .

                  VOICESTREAM WIRELESS CORPORATION (VSTR)

      VoiceStream Wireless Corporation provides wireless communications services in urban markets in the United States through the ownership and operation of personal communication systems, or PCS, licenses. VoiceStream has commenced commercial operations in several markets under the VoiceStream brand name using Global System for Mobile Communications, or GSM, technology. VoiceStream also offers paging, dispatch services and wireline telephone services. On July 23, 2000, VoiceStream announced that it entered into a merger agreement with Deutsche Telekom AG. This transaction is subject to regulatory and stockholder approval and customary closing conditions.

           Closing           Closing           Closing           Closing            Closing            Closing
  1995      Price    1996     Price    1997     Price    1998     Price    1999      Price     2000     Price
---------  ------- --------- ------- --------- ------- --------- ------- --------- --------- -------- ---------
January      *     January     *     January     *     January     *     January       *     January  117 3/8
February     *     February    *     February    *     February    *     February      *     February 133 1/16
March        *     March       *     March       *     March       *     March         *     March    128 13/16
April        *     April       *     April       *     April       *     April         *     April     99
May          *     May         *     May         *     May         *     May        27 5/16  May      114 1/2
June         *     June        *     June        *     June        *     June       28 7/16  June     116 19/64
July         *     July        *     July        *     July        *     July       45 1/8   July     125 3/8
August       *     August      *     August      *     August      *     August     41 1/4   August   112 9/16
September    *     September   *     September   *     September   *     September  61 23/32
October      *     October     *     October     *     October     *     October    98 3/4
November     *     November    *     November    *     November    *     November   92 1/4
December     *     December    *     December    *     December    *     December  142 5/16

      The closing price on     , 2000 was    .

                    WESTERN WIRELESS CORPORATION (WWCA)

      Western Wireless Corporation provides wireless communications services primarily in rural markets in the United States. Western Wireless builds, owns and operates wireless network systems both in the United States and internationally. It provides services in some of its markets under the Cellular One brand name.

           Closing           Closing           Closing           Closing            Closing           Closing
  1995      Price    1996     Price    1997     Price    1998     Price     1999     Price     2000    Price
---------  ------- --------- ------- --------- ------- --------- -------- --------- -------- -------- --------
January       *    January      *    January   15      January   20 1/16  January   26 1/4   January  54 1/2
February      *    February     *    February  14 1/8  February  18 7/8   February  27 1/16  February 48 1/2
March         *    March        *    March     12 1/2  March     23       March     36 1/4   March    45 13/16
April         *    April        *    April     10 1/4  April     19 1/2   April     41 1/16  April    49 11/16
May           *    May       24 1/2  May       13 3/8  May       18 1/2   May       24 1/2   May      47 13/16
June          *    June      21 3/8  June      15 7/8  June      19 15/16 June      27       June     54 1/2
July          *    July      15 5/8  July      15 1/16 July      20 13/16 July      35       July     55
August        *    August    17 1/2  August    15 1/16 August    15 5/8   August    38 11/16 August   51 1/8
September     *    September 17      September 18 3/4  September 17 7/8   September 44 27/32
October       *    October   16 1/2  October   17 7/8  October   20 1/4   October   52 7/8
November      *    November  14      November  18 5/8  November  18 1/8   November  58 9/16
December      *    December  13 7/8  December  17 3/8  December  22       December  66 3/4

      The closing price on     , 2000 was    .

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                                [LOGO OF HOLDRS]

                     1,000,000,000 Depositary Receipts

                         Wireless HOLDRS SM Trust

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                              Merrill Lynch & Co.

                           Robert W. Baird & Co.

                         A.G. Edwards & Sons, Inc.

                       First Union Securities, Inc.

                          Legg Mason Wood Walker

                               Incorporated

                       Morgan Keegan & Company, Inc.

                     Raymond James & Associates, Inc.

                         Sutro & Co. Incorporated

                      Tucker Anthony Capital Markets

                                         , 2000

      Until    , 2000 (25 days after the date of this prospectus), all dealers effecting transactions in the offered Wireless HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

      Securities and Exchange Commission registration fee............. $211,016
      Printing and engraving expenses.................................  150,000
      Legal fees and expenses.........................................  200,000
      Miscellaneous...................................................    8,984
                                                                       --------
        Total......................................................... $570,000

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on September 27, 2000.

                                          Merrill Lynch, Pierce, Fenner & Smith
                                                     Incorporated

                                          By:     *
                                            ---------------------
                                              Ahmass L. Fakahany
                                              Senior Vice President and
                                              Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated on September 27, 2000.


                 Signature                          Title
                 ---------                          -----

                     *                              Chief Executive Officer,
___________________________________________         Chairman of the Board and
             John L. Steffens                       Director

                     *                              Director
___________________________________________
             E. Stanley O'Neal

                     *                              Director
___________________________________________
            George A. Schieren

                     *                              Director
___________________________________________
             Thomas H. Patrick

                     *                              Senior Vice President and
___________________________________________         Chief Financial Officer
            Ahmass L. Fakahany

                     *                              First Vice President and
___________________________________________          Controller
             Dominic A. Corone

*By: /s/ Stephen G. Bodurtha                        Attorney-in-fact
___________________________________________
Stephen G. Bodurtha

                               INDEX TO EXHIBITS

 Exhibits
 --------
    4.1   Standard Terms for Depositary Trust Agreements between Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and The Bank of New York, as
          Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS

    5.1   Opinion of Shearman & Sterling regarding the validity of the Wireless
          HOLDRS Receipts

    8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

  *24.1   Power of Attorney (included in Part II of Registration Statement)

   24.2   Power of Attorney of Dominic Carone

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* Previously filed.